POWER OF ATTORNEY
Each of the undersigned officers and/or directors of Diebold, Incorporated, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint each of Andreas W. Mattes, Christopher A. Chapman and Chad F. Hesse, and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and reconstitution, in his or her name, place and stead and on his or her behalf in any and all capacities to sign and file (1) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 concerning the Registrant’s Common Shares, par value $1.25 per share, to be offered in connection with the 2014 Non-Qualified Stock Purchase Plan (the “Plan”), (2) any and all amendments (including post-effective amendments), supplements, exhibits to the Form S-8 Registration Statement and (3) any and all applications and other documents related thereto which any such attorney or substitute may deem necessary, advisable or appropriate to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary, advisable or appropriate to be performed or done in connection with any or all of the above-described matters, as fully as such officer or director might or could do if personally present and acting and as fully as the Registrant might or could do by a properly authorized agent.

(Signature page follows.)

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 11th day of December, 2013.

Signature	Title
/s/ Andreas W. Mattes	President and Chief Executive Officer and Director (Principal Executive Officer)
Andreas W. Mattes
/s/ Christopher A. Chapman	Vice President, Global Finance (Principal Financial Officer)
Christopher A. Chapman
/s/ Christopher Macey	Vice President and Corporate Controller (Principal Accounting Officer)
Christopher Macey
/s/ Patrick W. Allender	Director
Patrick W. Allender
/s/ Roberto Artavia	Director
Roberto Artavia
/s/ Bruce L. Byrnes	Director
Bruce L. Byrnes
/s/ Phillip R. Cox	Director
Phillip R. Cox
/s/ Richard L. Crandall	Director
Richard L. Crandall
/s/ Gale S. Fitzgerald	Director
Gale S. Fitzgerald
/s/ Robert S. Prather, Jr.	Director
Robert S. Prather, Jr.
/s/ Rajesh K. Soin	Director
Rajesh K. Soin
/s/ Henry D. G. Wallace	Director
Henry D. G. Wallace
/s/ Alan J. Weber	Director
Alan J. Weber